Exhibit 99.1

MeetMe CEO Trades Under 10b5-1 Plan

NEW HOPE, PA. January 26, 2015 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today announced that in accordance with a previously adopted stock-trading plan, Geoffrey Cook, Chief Executive Officer, has sold 30,000 shares of the Company’s common stock. Mr. Cook had previously established the stock-trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy.

Mr. Cook entered into the plan as part of his personal financial planning strategy of asset diversification. It provides for periodic sales of the Company’s common stock (subject to various price thresholds) over the course of this calendar year, up to a maximum of 480,000 shares. If all of the shares subject to the trading plan were sold, Mr. Cook would retain approximately 80 percent of his current holdings (including stock options exercisable within 60 days of today).

Rule 10b5-1 plans allow corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Such plans typically establish parameters for future stock transactions to take place automatically. Transactions under the plan are disclosed publicly through filings with the Securities and Exchange Commission.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether Mr. Cook will sell shares of the Company’s common stock in the future as anticipated, both with respect to the timing and amounts of shares, as well as the amount of shares that Mr. Cook will retain and the amount of shares Mr. Cook will retain as a percentage of his current holdings, and whether transactions under the plan will be disclosed publicly through filings with the Securities and Exchange Commission as contemplated and in a timely fashion. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2013, the Prospectus Supplement (Rule 424(b)(5)) filed on July 24, 2014, and the Current Report on Form 8-K filed on December 29, 2014. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

MKR Group, Inc.

Todd Kehrli or Jim Byers

(323) 468-2300

meet@mkr-group.com

Source: MeetMe, Inc.